Exhibit 21.1

LIST OF CORPORATE ENTITIES (UPDATED 12/31/25)

Artemis Business Solutions, LLC
Commercial Channel & Dock Company
Dragados/Hawaiian Dredging/Orion JV
East & West Jones Placement Areas, LLC
Industrial Channel & Dock Company
King Fisher Marine Services, LLC
Misener Marine Construction, Inc.
Northwest Marine Construction, ULC
OM Marine Services de Mexico (S de R.L. de C.V.)
Orion Administrative Services, Inc.
Orion Concrete Construction, LLC
Orion Construction, LLC
Orion Corporate Services, LLC
Orion Government Services, LLC
Orion Industrial Construction, LLC
Orion Marine Construction Bahamas, LLC
Orion Marine Construction TCI, Ltd
Orion Marine Construction, Inc.
Orion Marine Contractors, Inc.
Orion Marine de Mexico (S de R.L. de C.V.)
Orion Marine Group, LLC
Preferred Tool Services, Inc.
Schneider E&C Company, Inc.
SSL South, LLC
T. LaQuay Dredging, LLC
T.A.S. Commercial Concrete Solutions, LLC
T.A.S. Proco, LLC
TAS Concrete Construction, LLC
Tony Bagliore Concrete, Inc. dba T.A.S. Commercial Concrete CTX